                                                                      Exhibit 23

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (S-2 No. 333-00000) of Lynch Corporation for the
registration of 549,945 shares of its common stock and to the incorporation by reference therein of our report dated March 16, 2005, except as to Note 4 as to which the date is March 31, 2005, with respect to the consolidated financial statements and schedules of Lynch Corporation included in its Annual Report
(Form 10-K) for the year ended December 31, 2004 filed with the Securities and
Exchange Commission.

                                              /S/ ERNST & YOUNG

Providence, Rhode Island
June 30, 2005